Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sunlight Financial Holdings Inc. of our report dated March 22, 2021, relating to the consolidated financial statements of Sunlight Financial LLC included in the Registration Statement (No. 333-258338) on Form S-1, as amended and related Prospectus filed with the Securities and Exchange Commission.

/s/ RSM US LLP

New York, New York
September 30, 2021